Exhibit 99.1

FOR IMMEDIATE RELEASE

TeraWulf Announces Significant Progress Building Out Mining Operations and Establishing Digital Asset Infrastructure

Expects Lake Mariner to have 4,000 Bitcoin Miners Operational by late April

Anticipates Operations to Commence at Nautilus Cryptomine Facility during Third Quarter 2022

Expects to Achieve 23 Exahash Per Second, or 800 Megawatts (“MW”), of Mining Capacity Deployed by 2025

EASTON, Md. – March 17, 2022 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the “Company”), which was formed to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States, today announced significant progress building out its mining operations and establishing its digital asset infrastructure.

TeraWulf is developing two fully integrated environmentally clean bitcoin mining facilities, Lake Mariner in New York and Nautilus Cryptomine in Pennsylvania. The Company announced that the Lake Mariner facility began mining operations on March 4, 2022, utilizing more than 90% zero-carbon energy, and TeraWulf now expects to have 4,000 bitcoin miners operational at the facility by the end of April. The Company expects to begin mining at the Nautilus facility in the third quarter of 2022. The Nautilus Cryptomine is a 50/50 joint venture with Talen Energy and has a target of 150 MW of mining capacity attributable to TeraWulf once complete.

“Our focus in 2022 remains on continuing to build out our Lake Mariner facility in New York and Nautilus Cryptomine in Pennsylvania ensuring we are well positioned to create as many plugs as possible to take advantage of significant Infrastructure and supply chain constraints facing the market,” said Paul Prager, Chief Executive Officer and chair of the board of TeraWulf. “It is evident to our team of energy entrepreneurs that infrastructure is going to be the new currency in crypto mining going forward and TeraWulf is an emerging leader in digital asset infrastructure. Ultimately, our vertical integration strategy will enable us to benefit from some of the lowest power costs in the industry and enable us to achieve our goal to generate environmentally sustainable bitcoin at industrial scale while utilizing 100% zero-carbon energy. With the recent investments recently made in the business and our core ESG focus that serves as a key differentiator, we are confident in our ability to create long-term value for our shareholders.”

Business Outlook

Based on its existing miner orders scheduled through the end of 2022, TeraWulf expects a total of 210 MW and a contracted hash rate range of 4.7 – 5.1 Eh/s. For 2023, TeraWulf expects to be able to successfully build out over 400 MW of digital asset infrastructure which would equate to a targeted hash rate range of 12.1 – 17.2 Eh/s using current generation miners. The Company expects that by executing its strategy, it can achieve power costs significantly less than CBECI’s average electricity cost of $0.05 kWh and deliver gross margins in excess of 85%.

TeraWulf Mining Expectations by Facility
	Infrastructure Capacity	Targeted Hash Rate	Contracted Hash Rate
Lake Mariner Year End 2022	110 MW	*3.3 – 4.7 Eh/s	2.8 – 3.0 Eh/s
Nautilus Cryptomine Year End 2022	100 MW	*3.0 – 4.3 Eh/s	1.9 – 2.1 Eh/s
Combined Year End 2022	210 MW	*6.3 – 9.0 Eh/s	*4.7 – 5.1 Eh/s
Combined Year End 2023	400 MW	*12.1 – 17.2 Eh/s	N/A

*For illustrative purposes and assumes the use of 100Th/s and 140Th/s miners, respectively.

TeraWulf also notes that with improved macro and capital markets conditions, there is upside potential of an additional 25 MW of mining capacity in 2022 equaling a year-end total of 235 MW.

Capital-Raising Activity

To date, TeraWulf has raised approximately $295 million in aggregate, including $123 million of debt and the recently announced transaction through which existing shareholders, newly appointed directors, along with company leadership, contributed approximately $15 million in new capital. The Company expects to continue to take an opportunistic approach to raising capital to ensure it has the necessary resources to execute its long-term strategy.

TeraWulf expects to release its fourth quarter and full year 2021 audited results by the end of March.

Conference Call and Supplemental Materials

The TeraWulf management team will host a conference call today at 5:00 p.m. Eastern Time. Mr. Prager will provide an update on recent progress, including TeraWulf’s bitcoin mining operations at its Lake Mariner facility and its Nautilus Cryptomine Joint Venture, in association with Talen Energy in Pennsylvania.

All interested parties may access a live webcast of this conference call at www.terawulf.com, under “Investors” and “Webcasts and Presentations” tabs. The Company will not be hosting a question-and-answer session concluding the prepared remarks.

About TeraWulf

TeraWulf (Nasdaq: WULF) was formed by an experienced group of energy entrepreneurs to own and operate fully integrated environmentally clean bitcoin mining facilities in the United States. The Company is developing two mining facilities, Lake Mariner in New York and Nautilus Cryptomine in Pennsylvania, with the objective 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties direction to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

For more information on TeraWulf, please visit www.TeraWulf.com or follow @TeraWulfInc on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," “goal,” “target,” “aim,” "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward- looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of data mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf's operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward- looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Contacts

TeraWulf

Michael Freitag / Joseph Sala / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449